Exhibit 1.1

25,000,000 SAILSM Securities

ST Energy Transition I Ltd.

UNDERWRITING AGREEMENT

December 2, 2021

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

As Representative of the several Underwriters

listed in Schedule I to the Agreement

Ladies and Gentlemen:

1. Introduction. ST Energy Transition I Ltd., a Bermuda exempted company limited by shares (the “Company”), agrees with the several underwriters named in Schedule I hereto (collectively, the “Underwriters”), for whom you (the “Representative”) are acting as representative, to issue and sell to you and, as applicable, to the several Underwriters 25,000,000 Stakeholder Aligned Initial Listing (“SAILSM”) securities of the Company (such SAILSM securities to be issued and sold by the Company being hereinafter called the “Firm Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to 3,750,000 additional SAILSM securities of the Company to cover over-allotments, if any (the “Optional Securities”), as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.” To the extent that there are no additional Underwriters listed on Schedule I other than you, the term Representative as used herein shall mean you, as Underwriter, and the term Underwriter shall mean either the singular or plural as the context requires. Certain capitalized terms used herein and not otherwise defined are defined in Section 25 of this agreement (this “Agreement”).

Each SAILSM security (each, a “SAILSM Security” and, together, the “SAILSM Securities”) consists of one of the Company’s Class A shares, par value $0.0001 per share (the “Ordinary Shares”), and one-half of one redeemable warrant, where each whole warrant entitles its holder, upon exercise, to purchase one Ordinary Share (the “Warrant(s)”). The Ordinary Shares and Warrants included in the SAILSM Securities will not trade separately until the 52nd day following the date of the Prospectus (or, if such date is not a Business Day, the following Business Day), unless the Representative informs the Company of its decision to allow earlier separate trading, subject to (a) the Company’s preparation of an audited balance sheet reflecting the receipt by the Company of the proceeds of the Offering (as defined herein), (b) the filing of such audited balance sheet with the Commission on a Current Report on Form 8-K or similar form by the Company that includes such audited balance sheet, and (c) the Company having issued a press release announcing when such separate trading will begin. No fractional Warrants will be issued upon separation of the SAILSM Securities, and only whole Warrants will trade. Each whole Warrant entitles its holder, upon exercise, to purchase one Ordinary Share at a price of $11.50 per share, subject to adjustment, during the period commencing on the later of thirty (30) days after the completion of the Company’s initial Business Combination (as defined below) and twelve (12) months from the date of the consummation of the Offering and terminating on the five-year anniversary of the date of the completion of such initial Business Combination or earlier upon redemption or Liquidation; provided, however, that pursuant to Section 2.5 of the Warrant Agreement (as defined herein), only a whole Warrant may be exercised. As used herein, the term “Business Combination” (as described more fully in the Registration Statement) shall mean a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or assets involving the Company.

The Company will enter into an Investment Management Trust Agreement, to be dated as of the Closing Date (as defined in Section 4 hereof) (the “Trust Agreement”), with Continental Stock Transfer & Trust Company (“CST”), as trustee (the “Trustee”), in substantially the form filed as Exhibit 10.3 to the Registration Statement, pursuant to which the proceeds from the sale of the Private Placement Warrants (as defined below) and certain proceeds of the Offering will be deposited and held in a U.S.-based trust account (the “Trust Account”) for the benefit of the Company, the Underwriters and the holders of the Firm Securities and the Optional Securities, if and when issued, in each case as described more fully in the Registration Statement.

The Company will enter into a Warrant Agreement, to be dated as of the Closing Date (the “Warrant Agreement”), with respect to the Warrants and the Private Placement Warrants with CST, as warrant agent, in substantially the form filed as Exhibit 4.4 to the Registration Statement, pursuant to which CST will act as warrant agent in connection with the issuance, registration, transfer, exchange, redemption, and exercise of the Warrants and the Private Placement Warrants.

The Company has entered into a Securities Subscription Agreement, dated May 17, 2021 (the “Original Alignment Share Purchase Agreement”), with Sloane Square Capital Holdings Ltd., a Bermuda exempted company limited by shares (the “Sponsor”), in substantially the form filed as Exhibit 10.5 to the Registration Statement, pursuant to which the Sponsor purchased an aggregate of 1,725,000 of the Company’s Class B shares, par value $0.0001 per share, for an aggregate purchase price of $25,000 (the “Alignment Shares” and including the Ordinary Shares issuable upon conversion thereof, the “Conversion Shares”). On June 29, 2021, the Sponsor transferred 10,000 Alignment Shares to each of the Company’s directors. On November 6, 2021, the Company entered into an amended and restated Securities Subscription Agreement (the “Alignment Share Purchase Agreement”) with the Sponsor, filed as Exhibit 10.9 to the Registration Statement, pursuant to which the Original Alignment Share Purchase Agreement was amended and restated to, amongst other things, (a) expand the scope of the forfeiture provisions under the Original Alignment Share Purchase Agreement to include forfeitures in connection with changes to the terms and size of the Offering (as defined below) and (b) to reduce the number of Alignment Shares subject to forfeiture to 187,500 Alignment Shares. By way of a notice of forfeiture signed by the Company and delivered to the Sponsor on November 6, 2021, the Company purchased, for cancellation, 287,500 Alignment Shares from the Sponsor at a per share price of US$0.014, resulting in an aggregate of 1,437,500 Alignment Shares outstanding, and the Sponsor made a concurrent contribution of all the consideration otherwise due and payable to it to the Company as a contribution to the Company’s contributed surplus account. An aggregate of up to 187,500 Alignment Shares are subject to forfeiture by the Sponsor depending on the extent to which the Underwriters exercise their over-allotment option. The Alignment Shares are substantially similar to the Ordinary Shares included in the SAILSM Securities, except as described in the Registration Statement, the Statutory Prospectus and the Prospectus.

The Company has entered into a Sponsor Warrants Purchase Agreement, dated as of the date hereof (the “Warrant Subscription Agreement”), with the Sponsor, in substantially the form filed as Exhibit 10.6 to the Registration Statement, pursuant to which the Sponsor agreed to purchase an aggregate of 10,750,000 warrants (or up to 12,062,500 warrants depending on the extent to which the Underwriters exercise their over- allotment option), at a price of $1.00 per Private Placement Warrant, each whole warrant entitling the holder, upon exercise, to purchase one Ordinary Share for $11.50 per share, subject to adjustment (the “Private Placement Warrants”). The Private Placement Warrants are substantially similar to the Warrants included in the SAILSM Securities, except as described in the Registration Statement, the Statutory Prospectus and the Prospectus.

The Company will enter into a Registration and Shareholder Rights Agreement, dated as of the Closing Date (the “Registration Rights Agreement”), with the Sponsor and the other parties thereto, in substantially the form filed as Exhibit 10.4 to the Registration Statement, pursuant to which the Company has granted certain registration rights in respect of the Private Placement Warrants and the Ordinary Shares underlying the Alignment Shares and the Private Placement Warrants and the Warrants (which will be substantially similar to the Private Placement Warrants) that may be issued upon conversion of certain working capital loans, if any.

The Company has caused to be duly executed and delivered certain letter agreements, each dated as of the date hereof (each, an “Insider Letter” and, together, the “Insider Letters”), by and among the Sponsor and each of the Company’s officers, directors and director nominees, in substantially the form filed as Exhibit 10.2 to the Registration Statement.

The Company issued a non-interest bearing, unsecured promissory note, dated April 30, 2021, for an aggregate amount of up to $300,000 to the Sponsor in substantially the form filed as Exhibit 10.1 to the Registration Statement (the “Promissory Note”) in exchange for the payments by the Sponsor to the Company. These monies have been used to cover expenses relating to the Offering. The Promissory Note will be payable on the earlier to occur of December 31, 2021 or the Closing Date.

The Company has entered into an Administrative Services Agreement, dated as of the date hereof (the “Administrative Services Agreement”), with Sloane Square Capital Holdings Ltd., an affiliate of the Company, in substantially the form filed as Exhibit 10.8 to the Registration Statement, pursuant to which the Company will pay to Sloane Square Capital Holdings Ltd. an aggregate monthly fee of up to $10,000 for certain office space, utilities, finance, accounting, tax and other administrative, secretarial support and personnel services.

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter that:

(a) Filing and Effectiveness of Registration Statement. The Company has prepared and filed with the Commission the Registration Statement (file number 333-261056) on Form S-1, including the related Preliminary Prospectus, for registration under the Act of the offering and sale of the Offered Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective in accordance with Section 8(a) of the Act. The Company has filed one or more amendments thereto, including the related Preliminary Prospectus, each of which has previously been furnished to the Representative. The Company will file with the Commission the Prospectus in accordance with Rule 424(b). As filed, such Prospectus shall contain all information required by the Act and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representative prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised the Representative, prior to the Execution Time, will be included or made therein. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information.

(b) Compliance with Securities Act Requirements. On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date and on any date on which Optional Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; as of the Applicable Time, and on the Closing Date and the Option Closing Date, each individual Written Testing-the-Waters Communication (as defined herein) did not and will not conflict with or go materially beyond the information contained in the Registration Statement or the Statutory Prospectus, and complied or will comply, as applicable, in all material respects with the Act; as of the Applicable Time and on the Closing Date and the Option Closing Date, each “road show” as defined in Rule 433(h) of the Act and each individual Written Testing-the-Waters Communication, in each case, when considered together with the Statutory Prospectus, did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and the Option Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(c) Statutory Prospectus. The Statutory Prospectus, as of the Applicable Time and on the Closing Date and the Option Closing Date, did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Statutory Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(d) Listing. The Company has filed with the Commission a registration statement on Form 8-A (file number 001-41119) providing for the registration under the Exchange Act of the SAILSM Securities and the Ordinary Shares and Warrants included as part of the SAILSM Securities, which registration is currently effective on the date hereof. The Offered Securities and the Ordinary Shares and Warrants included as part of the Offered Securities have been authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the New York

Stock Exchange (the “NYSE”), and the Company knows of no reason or set of facts that is likely to adversely affect such authorization.

(e) No Stop Order. The Commission has not issued any order or, to the Company’s knowledge, threatened to issue any order preventing or suspending the effectiveness of the Registration Statement or the use of any Preliminary Prospectus or the Prospectus or any part thereof, and has not instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

(f) Ineligible Issuer Status. (i) At the time of filing the Registration Statement and, (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was and is an Ineligible Issuer (as defined in Rule 405).

(g) Free Writing Prospectuses. The Company has not prepared or used a Free Writing Prospectus.

(h) Good Standing of the Company. The Company has been duly incorporated and is validly existing as an exempted company limited by shares in good standing under the laws of Bermuda with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Statutory Prospectus and the Prospectus and to enter into this Agreement, the Trust Agreement, the Warrant Agreement, the Alignment Share Purchase Agreement, the Warrant Subscription Agreement, the Registration Rights Agreement, the Insider Letters and the Administrative Services Agreement and to carry out the transactions contemplated hereby and thereby, and, except where failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below), is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification.

(i) Disclosure. There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Statutory Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Statutory Prospectus and the Prospectus under the headings “Principal Shareholders,” “Certain Relationships and Related Party Transactions,” and “Description of Securities” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects. There are no business relationships or related party transactions involving the Company or any other person required by the Act to be described in the Registration Statement or Prospectus that have not been described as required.

(j) Capitalization. The Company’s authorized equity capitalization is as set forth in the Registration Statement, the Statutory Prospectus and the Prospectus.

(k) Outstanding Securities. All issued and outstanding securities of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The offers and sales of the issued and outstanding Ordinary Shares and Warrants were at all relevant times either registered under the Act, the applicable state securities and blue sky laws or, based in part on the representations and warranties of the purchasers of such Ordinary Shares and Warrants, exempt from such registration requirements. The holders of outstanding securities of the Company are not entitled to preemptive or other rights to subscribe for the Offered Securities; and, except as set forth in the Registration Statement, the Statutory Prospectus and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of or other ownership interests in the Company are outstanding.

(l) Offered Securities. The Offered Securities have been duly authorized and when executed by the Company and countersigned and issued (including by the entry of the name of each registered owner of any Ordinary Shares comprising part thereof in the Register of Members of the Company confirming that such Ordinary Shares have been issued and credited as fully paid) and delivered against payment therefor by the Underwriters pursuant to this Agreement, will be validly issued and will conform to the description of the securities contained in the Statutory Prospectus and the Prospectus.

(m) Ordinary Shares. The Ordinary Shares included in the SAILSM Securities have been duly authorized and, when issued (by the entry of the name of the registered owner thereof in the Register of Members of the Company confirming that such Ordinary Shares have been issued and credited as fully paid) and delivered against payment for the Offered Securities by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and non-assessable. The holders of such Ordinary Shares are not and will not be subject to personal liability by reason of being such holders; such Ordinary Shares are not and will not be subject to any preemptive or other similar contractual rights granted by the Company.

(n) Warrants. The Warrants included in the SAILSM Securities, when executed, authenticated, issued and delivered in the manner set forth in the Warrant Agreement against payment for the Offered Securities by the Underwriters pursuant to this Agreement, will be duly executed, authenticated, issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(o) Ordinary Shares Issuable Upon Exercise of Warrants. The Ordinary Shares issuable upon exercise of the Warrants included in the SAILSM Securities and the Private Placement Warrants have been duly authorized and reserved for issuance upon exercise thereof and, when issued by the Company (by the entry of the name of the registered owner thereof in the Register of Members of the Company confirming that such Ordinary Shares have been issued and credited as fully paid) and delivered against payment therefor pursuant to the Warrants and the Private Placement Warrants, as applicable, and the Warrant Agreement, will be validly issued, fully paid and non-assessable. The holders of such Ordinary Shares are not and will not be subject to personal liability by reason of being such holders; such Ordinary Shares are not and, at the time such Ordinary Shares are issued, will not be subject to any preemptive or other similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Ordinary Shares (other than such entry of the name of the registered owner thereof in the Register of Members of the Company and delivery at the time of issuance) has been duly and validly taken.

(p) Registration Rights. Except as set forth in the Registration Statement, the Statutory Prospectus and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

(q) Sales to Affiliates. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company from its inception through and including the date hereof, except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus.

(r) Integration. Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities that are required to be “integrated” pursuant to the Act with the offer and sale of the Offered Securities pursuant to the Registration Statement.

(s) Alignment Shares. The issued and outstanding Alignment Shares and the Conversion Shares to be issued and delivered upon conversion thereof in the manner set forth in the Prospectus, are duly authorized, validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights.

(t) Private Placement Warrants. The Private Placement Warrants, when delivered upon the consummation of the Offering, will be duly executed, authenticated, issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(u) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(v) Trust Agreement. The Trust Agreement has been duly authorized, and will be duly executed and delivered by the Company, and, upon execution and delivery, will be a valid and binding agreement of the Company, enforceable against the Company, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(w) Warrant Agreement. The Warrant Agreement has been duly authorized, and will be duly executed and delivered by the Company and, upon execution and delivery thereof, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(x) Alignment Share Purchase Agreement. The Alignment Share Purchase Agreement has been duly authorized, executed and delivered by the Company and the Sponsor, and is a valid and binding agreement of the Company and the Sponsor, enforceable against the Company and the Sponsor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(y) Warrant Subscription Agreement. The Warrant Subscription Agreement has been duly authorized, executed and delivered by the Company and the Sponsor, and is a valid and binding agreement of the Company and the Sponsor, enforceable against the Company and the Sponsor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(z) Registration Rights Agreement. The Registration Rights Agreement has been duly authorized, and will be duly executed and delivered by the Company and, upon execution and delivery thereof, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(aa) Insider Letters. The Insider Letters have been duly authorized, executed and delivered by the Company, the Sponsor and, to the Company’s knowledge, each such executive officer, director and director nominee, respectively, and constitute valid and binding agreements of the Company, the Sponsor and, to the Company’s knowledge, each such executive officer, director and director nominee, respectively, enforceable against the Company, the Sponsor and, to the Company’s knowledge, each such executive officer, director and director nominee, respectively, in accordance with their terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(bb) Administrative Services Agreement. The Administrative Services Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(cc) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the Private Placement Warrants and the application of the proceeds thereof as described in the Registration Statement, the Statutory Prospectus and the Prospectus, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(dd) Absence of Further Requirements. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Trust Agreement, the Warrant Agreement, the Alignment Share Purchase Agreement, the Warrant Subscription Agreement, the Registration Rights Agreement, the Insider Letters or the Administrative Services Agreement, except for the registration under the Act and the Exchange Act of the Offered Securities and the Ordinary Shares and Warrants

included as part of the Offered Securities and such as may be required under state securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Offered Securities by the Underwriters in the manner contemplated herein and in the Registration Statement, the Statutory Prospectus and the Prospectus.

(ee) Absence of Existing Defaults. The Company is not in violation or default of (i) any provision of its memorandum of association, as amended (the “Memorandum of Association”), or bye-laws, as amended (the “Bye-laws”), (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any (x) statute, law, rule, regulation, or (y) judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties; except in the case of clauses (ii) and (iii) above for any such default, breach or violation that would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the financial condition, prospects, earnings, business or properties of the Company, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(ff) Absence of Defaults and Conflicts Resulting From Transaction. Neither the issue and sale of the Offered Securities nor the consummation of any other of the transactions herein contemplated, including the issuance of the Conversion Shares, nor the fulfillment of the terms hereof or of the Trust Agreement, the Warrant Agreement, the Alignment Share Purchase Agreement, the Warrant Subscription Agreement, the Registration Rights Agreement, the Insider Letters or the Administrative Services Agreement will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the Memorandum of Association or the Bye-laws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which the Company’s property is subject, or (iii) any statute, law, rule, or regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its respective properties, except in the case of clauses (ii) and (iii) above for any such conflict, breach or violation that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(gg) Registration Rights under the Registration Statement. No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(hh) Financial Statements. The historical financial statements, including the notes thereto and the supporting schedules, if any, of the Company included in the Statutory Prospectus, the Prospectus and the Registration Statement present fairly the financial condition, results of operations, shareholders’ equity and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The Company is not party to any off-balance sheet transactions, arrangements, obligations (including contingent obligations), or other relationships with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. The statistical, industry-related and market-related data included in the Registration Statement, the Statutory Prospectus and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(ii) Litigation. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Sponsor, or any officer, director or director nominee of the Company or the Sponsor, or the property of any of them is pending or, to the knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby by the Company or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(jj) Properties. The Company owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(kk) Independent Auditors. Marcum LLP (“Marcum”), who have certified certain financial statements of the Company and delivered their report with respect to the audited financial statements and schedules included in the Registration Statement, the Statutory Prospectus and the Prospectus, is a registered public accounting firm that is independent with respect to the Company within the meaning of the Act and the Exchange Act and the applicable published rules and regulations of the Commission thereunder.

(ll) Disclosure Controls and Procedures. The Company maintains effective “disclosure controls and procedures” (as defined under Rule 13a- 15(e) under the Exchange Act to the extent required by such rule).

(mm) [Reserved].

(nn) Compliance with NYSE Rules. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, Section 303A of the NYSE Listed Company Manual (the “NYSE Corporate Governance Standards”). Further, there is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, the phase-in requirements and all other applicable provisions of the corporate governance requirements set forth in the NYSE Corporate Governance Standards.

(oo) Taxes. There are no transfer, stamp, issue, registration, documentary or other similar taxes, duties, fees or charges under U.S. federal law or the laws of any state or any jurisdiction in which the Company is incorporated, organized, engaged in business through a branch, agency, or permanent establishment or resident for tax purposes, or any political subdivision or any authority or agency thereof or therein having power to tax, or any jurisdiction from or through which such payment is made by or on behalf of the Company, or any political subdivision or any authority or agency thereof or therein having power to tax (each such jurisdiction a “Relevant Tax Jurisdiction”), required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Offered Securities by the Company pursuant to this Agreement, provided that if any instrument of transfer is executed in the United Kingdom, UK stamp duty may be required to be paid before such instrument can be relied upon in civil judicial proceedings in the UK.

(pp) Filing of Tax Returns. The Company has filed all necessary federal, state, local and foreign tax returns or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) through the date hereof, and has paid all taxes shown as due thereon (other than those being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP), except where failure to so file or pay would not reasonably be expected to have a Material Adverse Effect and except as otherwise set forth in or contemplated in the Registration Statement, the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(qq) Possession of Licenses and Permits. The Company possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(rr) Anti-Corruption Laws. (i) None of the Company, the Sponsor or any director, director nominee, officer or, to the knowledge of the Company, any agent, employee, any affiliates of the Company or the Sponsor, or other person associated with or acting on behalf thereof (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) has made any direct or indirect unlawful contribution or payment to any official of, or candidate for, or any employee of, any federal, state or foreign office from corporate funds; (iii) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or any similar law or regulation to which the Company, any director, director nominee, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company is subject. The Company, the Sponsor, any non-independent directors, and, to the knowledge of the Company, the Company’s independent directors, director nominees, officers, agents, employees and affiliates have conducted their businesses in compliance with the FCPA and any applicable similar law or regulation and have instituted and maintained and will continue to maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with such laws and with the representations and warranties contained herein and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Corruptions Laws is pending or, to the best knowledge of the Company, threatened. The Company will not use, directly or indirectly, the proceeds of the Offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(ss) Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with all applicable financial record-keeping and reporting requirements, including those of the Bank Secrecy Act of 1970, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable anti-money laundering statutes of jurisdictions where the Company conducts business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(tt) Economic Sanctions. (i) None of the Company, the Sponsor or any director, director nominee, officer or, to the knowledge of the Company, any agent, employee, any affiliates of the Company or the Sponsor, or other person associated with or acting on behalf thereof is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are (A) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury (collectively, “Sanctions”), or (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria), (ii) the Company will not, directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the Offering, whether as underwriter, advisor, investor or otherwise) and (iii) the Company has not, to the best of its knowledge after due and careful enquiry engaged in, is not now, to the best of its knowledge after due and careful enquiry, engaged in, and will not engage in, any dealings or transactions with any Persons, in any country or territory, that at the time of the dealing or restriction is or was the subject of Sanctions.

(uu) Lending Relationships; Use of Proceeds. Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any of the Underwriters.

(vv) Questionnaires. All information contained in the questionnaires (the “Questionnaires”) completed by the Company and the Sponsor and, to the knowledge of the Company, the Company’s officers, directors and director nominees and provided to the Underwriters is true and correct and the Company has not become aware of any information that would cause the information disclosed in the Questionnaires completed by the Sponsor or the Company’s officers, directors and director nominees to become inaccurate or incorrect.

(ww) Initial Business Combination Target Not Selected. Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, prior to the date hereof, the Company has not selected any specific Business Combination target, the Company has not taken any substantive measures to identify or select any suitable acquisition candidate and has not, nor has anyone on its behalf, initiated any substantive discussions, formal or otherwise, with respect to a possible initial Business Combination or undertaken, or engaged or retained any agent or other representative to undertake, any research, diligence, evaluations or similar activities to identify, locate or contact any suitable Business Combination candidate.

(xx) No Finder’s or Similar Fees. Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by the Company, the Sponsor or any officer, director or director nominee of the Company with respect to the sale of the Offered Securities hereunder or any other arrangements, agreements or understandings of the Company, the Sponsor or, to the knowledge of the

Company, any such officer, director or director nominee of the Company, or their respective affiliates, that may affect the Underwriters’ compensation, as determined by the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(yy) Absence of Certain Fees. Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or any other item of value that would be deemed to be “underwriting compensation” pursuant to Supplementary Material .01 of Rule 5110 of the FINRA Manual): (i) to any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any person that has been accepted by FINRA as a member of FINRA (a “Member”); or (iii) to any person or entity that has any direct or indirect affiliation or association with any Member, within the FINRA Review Period, as defined in Rule 5110(j)(20) of the FINRA Manual, other than payments to the Underwriters pursuant to this Agreement.

(zz) Investment Banking Services. Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, during the period beginning 180 days prior to the initial filing of the Registration Statement and ending on the Effective Date, no Member and/or any person associated or affiliated with a Member has provided any investment banking, financial advisory and/or consulting services to the Company.

(aaa) FINRA Membership of Affiliates. No officer, director, director nominee or beneficial owner of any class of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a “Company Affiliate”) is a Member or a person associated or affiliated with a Member.

(bbb) Ownership of FINRA Member Securities. No Company Affiliate is an owner of stock or other securities of any Member (other than securities purchased on the open market).

(ccc) Proceeds; Payment to FINRA Members. No proceeds from the sale of the Offered Securities (excluding underwriting compensation as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus) will be paid by the Company to any Member, or any persons associated or affiliated with a Member.

(ddd) Issuance of Securities to Underwriters. The Company has not issued any warrants or other securities, or granted any options, directly or indirectly to anyone who is a “participating member,” as defined in Rule 5110(j)(15) of the FINRA Manual, in the Offering or an affiliated or associated person (as defined by FINRA rules) of such an Underwriter within the 180-day period prior to the initial confidential submission date of the Registration Statement.

(eee) FINRA Association of Company Affiliates. Except for the issuance of securities to the Sponsor and subsequent transfers to the Sponsor and certain directors and officers of the Company, no person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Registration Statement has any relationship or affiliation or association with any Member.

(fff) Conflicts of Interest. No Member intending to participate in the Offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” means, if at the time of the Member’s participation in the Offering, any of the following applies: (A) the securities are to be issued by the Member; (B) the Company controls, is controlled by or is under common control with the Member or the Member’s associated persons; (C) at least 5% of the net offering proceeds, not including underwriting compensation, are intended to be: (i) used to reduce or retire the balance of a loan or credit facility extended by the Member, its affiliates and its associated persons, in the aggregate; or (ii) otherwise directed to the Member, its affiliates and associated persons, in the aggregate; or (D) as a result of the Offering and any transactions contemplated at the time of the Offering: (i) the Member will be an affiliate of the Company; (ii) the Member will become publicly owned; or (iii) the Company will become a Member or form a broker-dealer subsidiary. As used herein, the term “Member intending to participate in the Offering” includes any associated person of a Member that is participating in the Offering, any members of such associated person’s immediate family and any affiliate of a Member that is participating in the Offering.

(ggg) Non-Compete/Non-Solicitation. Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, to the Company’s knowledge, none of the Sponsor, directors, director nominees or officers of the Company is subject to a noncompetition agreement or non-solicitation agreement with any employer or prior employer that could materially affect its, his or her ability to be and act in the capacity of shareholder, officer or director of the Company, as applicable.

(hhh) Absence of Manipulation. The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(iii) Company Ownership of Other Entities. The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other entity.

(jjj) Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, director nominee, officer, shareholder, special advisor, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Act or the Exchange Act to be described in the Registration Statement, the Statutory Prospectus or the Prospectus that is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers, directors or director nominees of the Company or any of their respective family members, except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any officer, director or director nominee of the Company.

(kkk) Absence of Unlawful Influence. The Company has not offered, or caused the Underwriters to offer, the Offered Securities to any person or entity with the intention of unlawfully influencing: (a) a customer or supplier of the Company or any affiliate of the Company to alter the customer’s or supplier’s level or type of business with the Company or such affiliate or (b) a journalist or publication to write or publish favorable information about the Company or any such affiliate.

(lll) Applicability of Rule 419. Upon delivery and payment for the SAILSM Securities on the Closing Date and each the Option Closing Date, the Company will not be subject to Rule 419 under the Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act.

(mmm) Emerging Growth Company and Smaller Reporting Company Status. From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged, directly or through any person authorized to act on its behalf, in any Testing-the-Waters Communication) through the Execution Time, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Act. As of the time of filing of the Registration Statement, the Company was a “smaller reporting company,” as defined in Rule 12b-2 under the Exchange Act.

(nnn) Testing-the-Waters Communications. The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

(ooo) Ratings. The Company does not have any securities rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

Any certificate signed by any officer or director of the Company and delivered to the Representative or counsel for the Underwriters in connection with the Offering shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

3. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $9.80 per SAILSM Security, the amount of the Firm Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 3,750,000 Optional Securities at $9.80 per SAILSM Security. Said option may be exercised only to cover over-allotments in the sale of the Firm Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 45th day after the date of the Prospectus upon written notice by the Representative to the Company setting forth the aggregate number of Optional Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Optional Securities to be purchased by each Underwriter shall be based upon the same percentage of the total number of the Optional Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Securities, subject to such adjustments as the Representative in its absolute discretion shall make to eliminate any fractional shares.

(c) In addition to the discount from the public offering price represented by the purchase price set forth in the first sentence of Section 3(a) of this Agreement, the Company hereby agrees to pay, subject to Section 6(ii) hereof, to the Underwriters a deferred discount of $0.35 per SAILSM Security (including both Firm Securities and Optional Securities) purchased hereunder (the “Deferred Discount”). The Deferred Discount will be paid directly to the Representative, on behalf of the Underwriters, by the Trustee from amounts on deposit in the Trust Account by wire transfer payable in same-day funds if and when the Company consummates its initial Business Combination. The Underwriters hereby agree that if no Business Combination is consummated within the time period provided in the Trust Agreement, as amended from time to time, and the funds held under the Trust Agreement are distributed to the holders of the Ordinary Shares included in the Offered Securities sold pursuant to this Agreement (the “Public Shareholders”), (i) the Underwriters will forfeit any rights or claims to the Deferred Discount and (ii) the Trustee under the Trust Agreement is authorized to distribute the Deferred Discount to the Public Shareholders on a pro rata basis.

4. Delivery and Payment. Delivery of and payment for the Firm Securities and the Optional Securities (if the option provided for in Section 3 hereof shall have been exercised on or before the second (2nd) Business Day prior to the Closing Date) shall be made at 10:00 a.m., New York City time, on December 7, 2021, or at such other time on such later date not more than three (3) Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Offered Securities being herein called the “Closing Date”). Delivery of the Offered Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof by wire transfer payable in same-day funds to an account specified by the Company and to the Trust Account as described below in this Section 4. Delivery of the Firm Securities and the Optional Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representative shall otherwise instruct.

(a) Payment for the Firm Securities shall be made as follows: $245,000,000 of the net proceeds for the Firm Securities (including $8,750,000 of Deferred Discount) shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement along with such portion of the gross proceeds from the sale of the Private Placement Warrants in order for the Trust Account to equal the product of the number of SAILSM Securities sold and $10.15 per SAILSM Security as set forth on the cover of the Prospectus upon delivery to the Representative of the Firm Securities through the facilities of DTC or, if the Representative has otherwise instructed, upon delivery to the Representative of certificates (in form and substance satisfactory to the Representative) representing the Firm Securities, in each case for the account of the Underwriters. The Firm Securities shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) Business Days prior to the Closing Date. If delivery is not made through the facilities of DTC, the Company will permit the Representative to examine and package the Firm Securities for delivery, at least one (1) Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Securities except upon tender of payment by the Representative for all the Firm Securities.

(b) Payment for the Optional Securities shall be made as follows: $9.80 per Optional Security (including $0.35 per Optional Security of Deferred Discount) shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement along with such portion of the gross proceeds from the sale of the Private Placement Warrants in order for the Trust Account to equal the product of the number of SAILSM Securities sold and $10.15 per SAILSM Security as set forth on the cover of the Prospectus upon delivery to the Representative of the Optional Securities through the facilities of DTC or, if the Representative has otherwise instructed, upon delivery to the Representative of certificates (in form and substance satisfactory to the Representative) representing the Optional Securities (or through the facilities of DTC) for the account of the Underwriters. The Optional Securities shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) Business Days prior to the settlement date of such Optional Securities. If delivery is not made through the facilities of DTC, the Company will permit the Representative to examine and package the Optional Securities for delivery, at least one (1) Business Day prior to the settlement date of such Optional Securities. The Company shall not be obligated to sell or deliver the Optional Securities except upon tender of payment by the Representative for all the Optional Securities.

(c) If the option provided for in Section 3 hereof is exercised after the second (2nd) Business Day prior to the Closing Date, the Company will deliver the Optional Securities (at the expense of the Company) to the Representative at Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, on the date specified by the Representative (which shall be at least two (2) Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representative of the purchase price thereof to the Trust Account as described above in Section 4(b). If settlement for the Optional Securities occurs after the Closing Date, the Company will deliver to the Representative on the settlement date for such Optional Securities (such date, the “Option Closing Date”), and the obligation of the Underwriters to purchase such Optional Securities shall be conditioned upon receipt of, supplemental opinions, negative assurance letters, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 7 hereof.

5. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus (the “Offering”).

6.	Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a) Prior to the termination of the Offering, the Company will not file any amendment to the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished the Representative with a copy for its review prior to filing and will not file any such proposed amendment, supplement or Rule 462(b) Registration Statement to which the Representative reasonably objects. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement or any Written Testing-the-Waters Communication shall have been filed with the Commission, (ii) when, prior to termination of the Offering, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, any Rule 462(b) Registration Statement or any Written Testing-the-Waters Communication or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Written Testing-the-Waters Communication, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction or the institution or threatening of any proceeding for any such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event or development occurs as a result of which the Statutory Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representative so that any use of the Statutory Prospectus may cease until it is amended or supplemented; (ii) amend or supplement the Statutory Prospectus to correct such statement or omission; and (iii) supply any amendment or supplement to the Representative in such quantities as the Representative may reasonably request.

(c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event or development occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representative of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 6, an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to the Representative in such quantities as the Representative may reasonably request.

(d) As soon as practicable, but in any event not later than sixteen (16) months after the effective date of the Registration Statement (as defined in Rule 158(c)), the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and its subsidiaries that will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will not make any offer relating to the SAILSM Securities or the securities contained therein that constitutes or would constitute a Free Writing Prospectus or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Act.

(f) The Company will furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and any supplement thereto as the Representative may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the Offering.

(g) The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Securities and on the initial resale thereof by the Underwriters and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(h) The Company will arrange, if necessary, for the qualification of the SAILSM Securities for offering and sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the SAILSM Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the SAILSM Securities, in any jurisdiction where it is not now so subject.

(i) The Company will not, without the prior written consent of the Representative, (x) offer, sell, contract to sell, pledge, charge, hedge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any other SAILSM Securities, Ordinary Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares or publicly announce an intention to effect any such transaction during the period commencing on the date hereof and ending 180 days after the date of this Agreement; provided, however, that (i) the foregoing shall not apply to the forfeiture of a portion of the Alignment Shares pursuant to their terms or any transfer of SAILSM Securities, Ordinary Shares, Private Placement Warrants, Warrants or Alignment Shares to any current or future director, officer or independent director of the Company (provided that such current or future director, officer or independent director transferee is subject to the Insider Letter or executes an agreement substantially identical to the Insider Letters, as applicable to directors and officers, at the time of such transfer; provided, further, that to the extent any Section 16 reporting obligation is triggered as a result of such transfer, any related Section 16 filing includes a practical explanation as to the nature of the transfer) and (ii) the Company may (1) issue and sell the Private Placement Warrants, (2) issue and sell the Optional Securities upon exercise of the option provided for in Section 3 hereof, (3) register with the Commission pursuant to the Registration Rights Agreement, in accordance with the terms of the Registration Rights Agreement, the resale of the securities covered thereby, and (4) issue securities in connection with an initial Business Combination, or (y) release the Sponsor or any officer, director or director nominee from the 180- day lock-up contained in the Insider Letters.

(j) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(k) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Offered Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Offered Securities; (iv) the printing (or reproduction) and delivery of this Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the Offering; (v) the registration of the Offered Securities under the Exchange Act and the listing of the Offered Securities and the Ordinary Shares and Warrants included in the Offered Securities on the NYSE; (vi) the printing and delivery of a preliminary blue sky memorandum, any registration or qualification of the Offered Securities for offer and sale under the securities or blue sky laws of the several states and any filings required to be made with FINRA(including filing fees and the reasonably incurred and documented fees and expenses of counsel for the Underwriters relating to such filings, memorandum, registration and qualification in an aggregate amount up to $25,000); (vii) the transportation and other expenses incurred by or on behalf of the Company (and not the Underwriters) in connection with presentations to prospective purchasers of the Offered Securities; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel for the Company (including local and special counsel); and (ix) all other costs and expenses incident to the performance by the Company of its obligations hereunder. Where, under the terms of this Agreement, the Company is liable to indemnify or reimburse or otherwise compensate the Underwriters in respect of any costs, charges, expenses, losses or other amounts, the payment shall include an amount equal to any VAT thereon not otherwise recoverable by the recipient or the representative member of any VAT group of which it forms part, subject to that person or representative member using all reasonable endeavours to recover such amount of VAT as may be practicable. In this agreement, “VAT” shall mean: (a) any value added tax imposed by the UK Value Added Tax Act 1994; (b) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2996/112); (c) any other tax of a similar nature imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (a) or (b) above.

(l) For a period commencing on the Effective Date and ending five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs, the Company will use its best efforts to maintain the registration of the Ordinary Shares and Warrants (or such other securities into which the Ordinary Shares or Warrants, as the case may be, may be exchanged in connection with a Business Combination) under the provisions of the Exchange Act, except after giving effect to a going private transaction after the completion of the Company’s initial Business Combination. For a period commencing on the Effective Date and ending upon the consummation of the Business Combination or until such earlier time at which the Liquidation occurs, the Company will use its best commercially reasonable efforts to maintain the registration of the SAILSM Securities under the provisions of the Exchange Act. During such applicable period, the Company will not deregister the SAILSM Securities, Ordinary Shares or Warrants under the Exchange Act (except in connection with an exchange pursuant to an initial Business Combination or a going private transaction after the completion of the Company’s initial Business Combination) without the prior written consent of the Representative.

(m) The Company shall, on the date hereof, retain its independent registered public accounting firm to audit the balance sheet of the Company as of the Closing Date (the “Audited Balance Sheet”) reflecting the receipt by the Company of the proceeds of the Offering on the Closing Date. As soon as the Audited Balance Sheet becomes available, the Company shall promptly, but not later than four (4) Business Days after the Closing Date, file a Current Report on Form 8-K with the Commission, which Current Report shall contain the Company’s Audited Balance Sheet. Additionally, upon the Company’s receipt of the proceeds from the exercise of all or any portion of the option provided for in Section 3 hereof, the Company shall promptly, but not later than four (4) Business Days after the receipt of such proceeds, file a Current Report on Form 8-K with the Commission, which report shall disclose the Company’s sale of the Optional Securities and its receipt of the proceeds therefrom, unless the receipt of such proceeds are reflected in the Current Report on Form 8-K referenced in the immediately prior sentence.

(n) For a period commencing on the Effective Date and ending five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs or the Ordinary Shares and Warrants cease to be publicly traded, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three (3) fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s Quarterly Reports on Form 10-Q and the mailing, if any, of quarterly financial information to shareholders.

(o) For a period commencing on the Effective Date and ending five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs, the Company shall, to the extent such information or documents are not otherwise publicly available, upon written request from the Representative, furnish to the Representative copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of securities, and promptly furnish to the Representative: (i) a copy of such registration statements, financial statements and periodic and special reports as the Company shall be required to furnish or file with the Commission and from time to time furnishes generally to holders of any such class of its securities in their capacities as such; and (ii) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request, all subject to the execution of a satisfactory confidentiality agreement to the extent such information or documents are not publically available. Any registration statements, financial statements, periodic and special reports or other additional documents referred to in the preceding sentence filed or furnished on the Commission’s EDGAR website or otherwise publically available on the Company’s website will be considered furnished or delivered for the purposes of this Section 6.

(p) For a period commencing on the Effective Date and ending five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs or the Ordinary Shares and Warrants cease to be publicly traded, the Company shall retain a transfer and warrant agent and shall retain a replacement transfer and warrant agent reasonably promptly following the resignation of such transfer or warrant agent.

(q) In no event will the amounts payable by the Company for certain office space, utilities, finance, accounting, tax and other administrative and secretarial support exceed $10,000 per month in the aggregate from the date hereof until the earlier of the date of the consummation of the Business Combination and the Liquidation without the prior written consent of the Representative.

(r) In the event the Company seeks to consummate an initial Business Combination with any entity that is affiliated with the Sponsor or any of the Company’s officers or directors, the Company, or a committee of independent and disinterested directors, will obtain an opinion from an independent investment banking firm which or another independent entity that commonly renders valuation opinions for the type of entity the Company is seeking to acquire, that such Business Combination is fair to the Company from a financial point of view. Other than as set forth in this subsection, or as otherwise contemplated in the proxy statement related to its initial Business Combination, the Company shall not pay the Sponsor or its affiliates or any of the Company’s officers, directors or any of their respective affiliates any fees or compensation of any kind for services rendered to the Company prior to, or in connection with, the completion of an initial Business Combination; provided, however, that such officers, directors and affiliates (i) may receive reimbursement for out-of- pocket expenses incurred by them in connection with activities on the Company’s behalf related to identifying, investigating and completing an initial Business Combination; (ii) may be repaid loans as described in the Registration Statement, the Statutory Prospectus and the Prospectus; (iii) may be paid customary fees for financial advisory services; and (iv) may be paid $10,000 per month for certain office space, utilities, finance, accounting, tax and other administrative, secretarial support and personnel services pursuant to the Administrative Services Agreement between the Company and Sloane Square Capital Holdings Ltd., none of which will be made from the proceeds held in the Trust Account prior to completion of the initial Business Combination.

(s) The Company will apply the net proceeds from the Offering and the sale of the Private Placement Warrants received by it in a manner consistent in all material respects with the applications described under the caption “Use of Proceeds” in the Statutory Prospectus and the Prospectus.

(t) For a period of 60 days following the Effective Date, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, or has provided or will provide any investment banking, financial, advisory and/or consulting services to the Company, the Company agrees that it shall promptly provide to the Representative and its counsel for purposes of notifying FINRA via a FINRA submission a notification prior to entering into the agreement or transaction relating to a potential Business Combination: (i) the identity of the person or entity providing any such services; (ii) complete details of all such services and copies of all agreements governing such services prior to entering into the agreement or transaction; and (iii) justification as to why the value received by any person or entity for such services is or is not underwriting compensation for the Offering. The Company also agrees that proper disclosure of any such arrangement or potential arrangement will be made in the tender offer materials or proxy statement, as applicable, which the Company may file in connection with the Business Combination for purposes of offering redemption of shares held by its shareholders or for soliciting shareholder approval, as applicable.

(u) For a period of 60 days following the Effective Date, the Company shall promptly advise the Representative and its counsel for purposes of notifying FINRA via a FINRA submission if it is aware that any 10% or greater shareholder of the Company becomes an affiliate or associated person of a Member participating in the distribution of the Offered Securities.

(v) The Company shall cause the proceeds of the Offering and the sale of the Private Placement Warrants to be held in the Trust Account to be invested only in United States government treasury obligations with a maturity of 185 days or less or in money market funds and meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct United States government treasury obligations, as set forth in the Trust Agreement and disclosed in the Statutory Prospectus and the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates a Business Combination, it will not be required to register as an investment company under the Investment Company Act.

(w) Prior to the earlier of the consummation of the Company’s initial Business Combination and Liquidation, the Company may instruct the Trustee under the Trust Agreement to release from the Trust Account, (i) solely from the interest income earned on the funds held in the Trust Account, the amounts necessary to pay taxes and (ii) to pay Public Shareholders who properly redeem their Ordinary Shares in connection with a shareholder vote to approve and amend the Memorandum of Association (A) that would modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Ordinary Shares sold in the Offering if the Company does not complete its initial Business Combination within the time period required by the Memorandum of Association or the Bye-laws or (B) with respect to other specified provisions relating to shareholders’ rights or pre-initial Business Combination activity. Otherwise, all funds held in the Trust Account (including any interest income earned on the amounts held in the Trust Account (which interest shall be net of taxes payable)) will remain in the Trust Account until the earlier of the consummation of the Company’s initial Business Combination and the Liquidation; provided, however, that in the event of the Liquidation, up to

$100,000 of interest income may be released to the Company if the proceeds of the Offering held by the Company outside of the Trust Account are insufficient to cover the costs and expenses associated with implementing the Company’s plan of dissolution and Liquidation.

(x) The Company will reserve and keep available that maximum number of its authorized but unissued securities that are issuable upon exercise of the Warrants and Private Placement Warrants, and upon conversion of the Alignment Shares into Conversion Shares, outstanding from time to time.

(y) Prior to the earlier of the consummation of the Company’s initial Business Combination and the Liquidation, the Company shall not issue (other than in replacement for lost, stolen or mutilated certificates) any Ordinary Shares, Warrants or any options or other securities convertible into or exercisable for Ordinary Shares, or any preferred shares, in each case, that participate in any manner in the Trust Account and that entitle the holder thereof to receive funds from the Trust Account or that vote as a class with the Ordinary Shares (A) on any Business Combination or on any other proposal presented to shareholders prior to or in connection with the completion of an initial Business Combination or (B) to approve an amendment to the Memorandum of Association or the Bye-laws to (x) extend the time the Company has to consummate a Business Combination beyond the time period required by the Memorandum of Association or the Bye-laws or (y) amend the foregoing provision.

(z) Prior to the earlier of the consummation of an initial Business Combination and the Liquidation, the Company’s audit committee will review on a quarterly basis all payments made to the Sponsor, to the Company’s officers or directors, or to the Company’s or any of such other persons’ respective affiliates.

(aa) The Company agrees that it will use commercially reasonable efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including, but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act during such period.

(bb) To the extent required by Rule 13a-15(e) under the Exchange Act, the Company will maintain “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc) For a period commencing on the Effective Date and ending on the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs, the Company will use commercially reasonable efforts to effect and maintain the listing of the SAILSM Securities, Ordinary Shares and Warrants on the NYSE (or another national securities exchange).

(dd) As soon as legally required to do so, the Company and its directors and officers, in their capacities as such, have taken or shall take all actions necessary to comply with any applicable provisions of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications, and to comply with the NYSE Corporate Governance Rules.

(ee) The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of the Memorandum of Association or the Bye-laws.

(ff) The Company will seek to have all vendors, service providers (other than independent accountants), prospective target businesses, lenders or other entities with which it does business enter into agreements waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Public Shareholders. The Company may forego obtaining such waivers only if the Company’s management reasonably believes that such third party’s engagement would be significantly more beneficial to the Company than any alternative.

(gg) The Company, subject to any applicable provision of the Memorandum of Association or the Bye-laws, may consummate the initial Business Combination and conduct redemptions of Ordinary Shares for cash upon consummation of such Business Combination without a shareholder vote pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, including the filing of tender offer documents with the Commission. Such tender offer documents will contain substantially the same financial and other information about the initial Business Combination and the redemption rights as is required under the Commission’s proxy rules and will provide each shareholder of the Company with the opportunity prior to the consummation of the initial Business Combination to redeem the Ordinary Shares held by such shareholder for an amount of cash equal to (A) the aggregate amount then on deposit in the Trust Account, calculated as of two (2) Business Days prior to the consummation of the initial Business Combination, representing (x) the proceeds held in the Trust Account from the Offering and the sale of the Private Placement Warrants and (y) any interest income earned on the funds held in the Trust Account (which interest shall be net of taxes payable), divided by (B) the total number of Ordinary Shares sold as part of the SAILSM Securities in the Offering (the “Public Shares”) then outstanding. If, however, the Company elects not to file such tender offer documents, a shareholder vote is required by applicable law or stock exchange listing requirement in connection with the initial Business Combination, or the Company decides to hold a shareholder vote for business or other reasons, the Company will submit such Business Combination to the Company’s shareholders for their approval (“Business Combination Vote”). With respect to the initial Business Combination Vote, if any, the Sponsor, directors, director nominees and officers of the Company have agreed to vote all of their Alignment Shares and any other Ordinary Shares they may acquire during or after the Offering in favor of the Company’s initial Business Combination. If the Company seeks shareholder approval of the initial Business Combination, the Company will offer to each Public Shareholder holding Ordinary Shares the right to have its shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules of the Commission at a per share redemption price (the “Redemption Price”) equal to (I) the aggregate amount then on deposit in the Trust Account calculated as of two (2) Business Days prior to the consummation of the initial Business Combination, representing (1) the proceeds held in the Trust Account from the Offering and the sale of the Private Placement Warrants and (2) any interest income earned on the funds held in the Trust Account (which interest shall be net of any taxes payable), divided by (II) the total number of Public Shares then outstanding. If the Company seeks shareholder approval of the initial Business Combination, the Company may proceed with such Business Combination only if a majority of the outstanding Ordinary Shares, represented in person or by proxy and entitled to vote thereon, voted at a duly held shareholders meeting are voted to approve such Business Combination. If, after seeking and receiving such shareholder approval, the Company elects to so proceed, it will redeem shares, at the Redemption Price, from those Public Shareholders who validly and affirmatively requested (and did not validly withdraw) such redemption. Only Public Shareholders holding Ordinary Shares who properly exercise their redemption rights, in accordance with the applicable tender offer or proxy materials related to such Business Combination and the Memorandum of Association, shall be entitled to receive distributions from the Trust Account in connection with an initial Business Combination, and the Company shall pay no distributions with respect to any other holders of Ordinary Shares of the Company in connection therewith. In the event that the Company does not effect a Business Combination by the time period required by the Memorandum of Association or the Bye-laws, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) Business Days thereafter, subject to lawfully available funds therefor, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable, divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Bermuda law to provide for claims of creditors and the requirements of other applicable law. Only Public Shareholders holding Ordinary Shares included in the Offered Securities shall be entitled to receive such redemption amounts and the Company shall pay no such redemption amounts or any distributions in liquidation with respect to any other Ordinary Shares of the Company. In the event that the Company proposes any amendment to the Memorandum of Association to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the outstanding Public Shares if the Company has not consummated a Business Combination within the time period required by the Memorandum of Association or the Bye-laws; and with respect to other specified provisions relating to shareholders’ rights or pre-initial Business Combination activity, as described in the Memorandum of Association or the Bye-laws, as applicable, the Company shall provide to the Public Shareholders the right to redeem their Public Shares in connection with such amendment, as described in the Prospectus.

(hh) In the event that the Company desires or is required by an applicable law or regulation to cause an announcement (a “Business Combination Announcement”) to be placed in The Wall Street Journal, The New York Times or any other news or media publication or outlet or to be made via a public filing or submission with the Commission announcing the consummation of the Business Combination that indicates that the Underwriters were the underwriters in the Offering, the Company shall supply the Representative with a draft of the Business Combination Announcement and provide the Representative with a reasonable advance opportunity to comment thereon, subject to the agreement of the Underwriters to keep confidential such draft announcement in accordance with the Representative’s standard policies regarding confidential information.

(i) Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. Subject to the foregoing sentence, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

(jj) Subject to the provisions of this paragraph, upon the consummation of the initial Business Combination, the Company shall direct the Trustee to pay the Representative, on behalf of the Underwriters, the Deferred Discount out of the proceeds held in the Trust Account (for the avoidance of doubt, the Underwriters shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Discount). If the Company fails to consummate its initial Business Combination within the time period required by the Memorandum of Association or the Bye-laws (as such time period may be extended), the Deferred Discount will not be paid to the Representative and will, instead, be included in the Liquidation distribution of the proceeds held in the Trust Account made to the Public Shareholders. In connection with any such Liquidation, the Underwriters forfeit any rights or claims to the Deferred Discount.

(kk) The Company will endeavor in good faith to arrange, in cooperation with the Representative, to qualify the Offered Securities for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably designate and will maintain such qualifications in effect so long as required for the distribution of the Offered Securities; provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction, or would be required to qualify to do business in any jurisdiction where it is not now so qualified. Until the earliest of (i) the date on which all Underwriters shall have ceased to engage in market-making activities in respect of the Offered Securities, (ii) the date on which the Offered Securities are listed on the NYSE (or any successor thereto), (iii) a going private transaction after the completion of a Business Combination, and (iv) the date of the Liquidation, in each jurisdiction where such qualification shall be effected, the Company will, unless the Representative agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required to qualify the Offered Securities for offering and sale under the securities laws of such jurisdiction.

(ll) If at any time following the distribution of any Written Testing-the-Waters Communication, there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include any untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein in light of the circumstances existing at that subsequent time, not misleading, the Company will promptly (i) notify the Representative so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission; and (iii) supply any amendment or supplement to the Representative in such quantities as may be reasonably requested.

(mm) The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Offered Securities within the meaning of the Act and (ii) expiration of the 180-day restricted period referred to in Section 6(i) hereof.

(nn) If the Representative, in its sole discretion, agrees to release or waive the transfer restrictions set forth in Section 6(i)(y) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three (3) Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit A hereto through a major news service at least two (2) Business Days before the effective date of the release or waiver.

(oo) Upon the earlier to occur of the expiration and termination of the Underwriters’ over-allotment option, the Company shall cancel or otherwise effect the forfeiture of Alignment Shares from the Sponsor, in an aggregate amount equal to the number of Alignment Shares determined by multiplying (a) 187,500 by (b) a fraction, (i) the numerator of which is 3,750,000 minus the number of SAILSM Securities purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 3,750,000. For the avoidance of doubt, if the Underwriters exercise their over-allotment option in full, the Company shall not cancel or otherwise effect the forfeiture of the Alignment Shares pursuant to this subsection.

7. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Firm Securities and the Optional Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any Option Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, have been filed with the Commission in the manner and within the time period required by Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose or under Section 8A of the Act shall have been instituted or threatened.

(b) The Company shall have requested and caused Skadden, Arps, Slate, Meagher & Flom (UK) LLP, counsel for the Company, to have furnished to the Representative its opinions and negative assurance letters, dated the Closing Date and the Option Closing Date, as applicable, and addressed to the Representative, in a form reasonably acceptable to the Representative.

(c) The Representative shall have received from Kirkland & Ellis International LLP, counsel for the Underwriters, such opinion or opinions and negative assurance letters, each dated the Closing Date and the Option Closing Date, as applicable, and addressed to the Representative, with respect to the issuance and sale of the Offered Securities, the Registration Statement, the Statutory Prospectus, the Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have requested and caused Appleby (Bermuda) Limited, Bermuda counsel for the Company, to have furnished to the Representative its written opinion, dated the Closing Date and the Option Closing Date, as applicable, and addressed to the Representative, in a form reasonably acceptable to the Representative.

(e) The Company shall have furnished to the Representative a certificate of the Company, signed by its Chief Executive Officer and the principal financial or accounting officer of the Company, dated the Closing Date and the Option Closing Date, as applicable, to the effect that the signers of such certificate have carefully examined the Registration Statement and each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, and each “road show” as defined in Rule 433(h) of the Act used in connection with the Offering, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of such date with the same effect as if made on such date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose or under Section 8A of the Act have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(f) The Company shall have requested and caused Marcum to have furnished to the Representative, at the Execution Time and at the Closing Date and the Option Closing Date, as applicable, letters, dated respectively as of the Execution Time and as of the Closing Date and the Option Closing Date, as applicable, in form and substance satisfactory to the Representative, confirming that they are a registered public accounting firm that is independent with respect to the Company within the meaning of the Act and the Exchange Act and the applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the audited financial statements of the Company for the period from April 9, 2021 (date of inception) through May 17, 2021, provided that the cutoff date shall not be more than two (2) Business Days prior to such Execution Time or Closing Date and the Option Closing Date, as applicable, and stating in effect that:

(i) in their opinion the audited financial statements and financial statement schedules included in the Registration Statement, the Statutory Prospectus and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission; and

(ii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement, the Statutory Prospectus and the Prospectus, including the information set forth under the captions “Dilution” and “ Capitalization” in the Statutory Prospectus and the Prospectus, agrees with the accounting records of the Company, excluding any questions of legal interpretation.

References to the Prospectus in this Section 7(f) include any supplement thereto at the date of the letter.

(g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in Section 7(f) hereof or (ii) any change, or any development involving a prospective change, in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Offered Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(h) Prior to the Closing Date and the Option Closing Date, as applicable, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

(i) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby.

(j) The Offered Securities shall be duly listed subject to notice of issuance on the NYSE, satisfactory evidence of which shall have been provided to the Representative.

(k) On or prior to the Effective Date, the Company shall have delivered to the Representative executed copies of the Trust Agreement, the Warrant Agreement, the Alignment Share Purchase Agreement, the Warrant Subscription Agreement, the Insider Letters, the Registration Rights Agreement and the Administrative Services Agreement.

(l) At least one (1) Business Day prior to the Closing Date, the Option Closing Date or the settlement date, as applicable, the Company shall have caused proceeds from the sale of the Private Placement Warrants to be deposited into the Trust Account such that the cumulative amount deposited into the Trust Account as of such Closing Date or such settlement date, as applicable, shall equal the product of the number of SAILSM Securities issued in the Offering as of such Closing Date, such Option Closing Date or such settlement date, as applicable, and $10.15 per SAILSM Security as set forth on the cover of the Prospectus.

(m) No order preventing or suspending the sale of the SAILSM Securities in any jurisdiction designated by the Representative pursuant to Section 6(jj) hereof shall have been issued as of the Closing Date and no proceedings for that purpose shall have been instituted, or to the Company’s knowledge, shall have been threatened.

(n) The several obligations of the Underwriters to purchase Optional Securities hereunder are subject to the delivery to the Representative on the applicable Option Closing Date of the following:

(i) a certificate signed by the Chief Executive Officer and the principal financial or accounting officer of the Company, dated the Option Closing Date, confirming that the certificate delivered on the Closing Date pursuant to Section 7(e) hereof remains true and correct as of such Option Closing Date;

(ii) opinions and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, dated the Option Closing Date, relating to the Optional Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 7(b) hereof;

(iii) opinions and negative assurance letter of Kirkland & Ellis International LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Optional Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 7(c) hereof;

(iv) opinion of Appleby (Bermuda) Limited, Bermuda counsel for the Company, dated the Option Closing Date, relating to the Optional Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 7(d) hereof;

(v) a letter dated the Option Closing Date, in form and substance satisfactory to the Representative, from Marcum substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 7(f) hereof; provided that the cutoff date shall not be more than two (2) Business Days prior to such Option Closing Date; and

(vi) such further information, certificates and documents as the Representative may reasonably request with respect to the issuance of such Optional Securities.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 7, and, if applicable, the last sentence of Section 4(c), shall be delivered electronically, or if by mail, at the offices of Kirkland & Ellis LLP, counsel for the Underwriters, at Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10110, Attention: Christian Nagler and Kirkland & Ellis International LLP, 30 St Mary Axe, London EC3A 8AF, United Kingdom, Attention: Cedric Van den Borren, unless otherwise indicated herein, on the Closing Date and any Option Closing Date, as applicable.

8. Indemnification and Contribution.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless, on an after-tax basis, each Underwriter, each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any part of the Registration Statement or amendment thereof, or any Preliminary Prospectus, any Statutory Prospectus or any amendment or supplement thereto, the Prospectus, any “road show” as defined in Rule 433(h) under the Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act, the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through the Representative consists of the information described in the last sentence of Section 8(b) hereof.

(b) Indemnification of Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless, on an after-tax basis, the Company, each of its directors and each of its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Statutory Prospectus and the Prospectus or any amendment or supplement thereto. The Company acknowledges and agrees that the following information and statements set forth under the heading “Underwriting” in the Registration Statement, the Statutory Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the documents referred to in the foregoing indemnity: (x) the list of Underwriters and their respective roles and participation in the sale of the Offered Securities; (y) the statements set forth in the seventh paragraph under the heading “Underwriting”; and (z) the statements set forth in the sixteenth and seventeenth paragraphs under the heading “Underwriting,”1 each in the Preliminary Prospectus, the Statutory Prospectus and the Prospectus, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity.

(c) Actions against Parties; Notification. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) hereof, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representative, in the case of parties indemnified pursuant to Section 8(a) hereof, and by the Company, in the case of parties indemnified pursuant to Section 8(b) hereof. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 (thirty) days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) Contribution. To the extent the indemnification provided for in Section 8(a) or 8(b) hereof is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering and sale of the Offered Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering and sale of the Offered Securities shall be deemed to be in the same respective proportions as the gross proceeds from the offering and sale of the Offered Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the SAILSM Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of SAILSM Securities they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d) hereof. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) hereof shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the SAILSM Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) For the purpose of this Section (8) any reference to “losses”, “claims”, “damages” or “liabilities” shall not include any tax (i) that is imposed on net income, profits or gains and/or is chargeable to any Underwriter or other person indemnified under this Section (8) in relation to any fees or commissions received pursuant to this Agreement; or (ii) to the extent it is compensated for under any other provision of this Agreement or would have been compensated for under any other provision of this Agreement but was not so compensated solely because it was excluded under the terms of such provision.

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase the Offered Securities agreed to be purchased by such Underwriter or Underwriters hereunder and the aggregate number of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on the Closing Date, the Representative may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on the Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to the Representative and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 11 hereof (provided that if such default occurs with respect to Optional Securities after the Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 9. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Offered Securities, if at any time prior to such delivery and payment any of the following has occurred (i) trading in the Company’s SAILSM Securities, Ordinary Shares or Warrants shall have been suspended by the Commission, or trading in securities generally on the NYSE or the Nasdaq Capital Market (or successor trading market) shall have been suspended or limited or minimum prices shall have been established on such exchange or trading market, (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services, (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Offered Securities as contemplated by the Statutory Prospectus or the Prospectus (exclusive of any supplement thereto), (v) since the respective dates as of which information is given in the Registration Statement, the Statutory Prospectus and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, financial condition or prospects of the Company, whether or not arising in the ordinary course of business, (vi) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in the opinion of the Representative materially and adversely affects or may materially and adversely affect the business or operations of the Company, or (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in the opinion of the Representative has a material adverse effect on the securities markets in the United States.

11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers, directors and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers, directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering and sale of the Offered Securities. The respective obligations of the Company and the Underwriters pursuant to Section 8 hereof shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 hereof and all obligations under Section 6 hereof shall also remain in effect.

12. Notices. All communications hereunder shall be in writing and effective only on receipt and shall be mailed or delivered and confirmed to the parties hereto as follows:

If to the Underwriters, to the Representative at:

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Attention: Equity Syndicate Desk

With a copy at the same address to the Legal Department and with additional copies to each of:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10110

Attention: Christian Nagler

Kirkland & Ellis International LLP

30 St Mary Axe

London EC3A 8AF

United Kingdom

Attention: Cedric Van den Borren

provided, however, that any notice to an Underwriter pursuant to Section 8 hereof will be mailed or delivered and confirmed to such Underwriter.

If to the Company:

ST Energy Transition I Ltd.

Par-la-Ville Place, 4th Floor

14 Par-la-Ville Road

Hamilton, HM08

Bermuda

Attention: Jan Erik Klepsland, Chief Financial Officer

With copies to each of:

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue, Suite 1400

Palo Alto, California 94301

Attention: Gregg Noel

Skadden, Arps, Slate, Meagher & Flom (UK) LLP

40 Bank Street, Canary Wharf

London E14 5DS

United Kingdom

Attention: Pranav Trivedi

Appleby (Bermuda) Limited

Canon’s Court, 22 Victoria Street

Hamilton HM 12

Bermuda

Attention: Matthew Ebbs-Brewer

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, director nominees, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. Representation of Underwriters. The Representative will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

15. Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waivers and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

16. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17. Counterparts and Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

18. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) No Other Relationship. The Underwriters have been retained solely to act as an underwriter in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether any Underwriter has advised or is advising the Company on other matters;

(b) Arm’s-Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arm’s-length negotiations with the Representative and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

19. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

21. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

(a) The Company and each Underwriter hereby submit to the exclusive jurisdiction of (i) the federal courts of the United States of America located in the City and County of New York in the Borough of Manhattan and (ii) the courts of the State of New York located in the City and County of New York in the Borough of Manhattan (together, the “Specified Courts”) (except for proceedings instituted in regard to the enforcement of a judgment of any such Specified Court, as to which such jurisdiction is non-exclusive) in any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(b) The Company and each Underwriter irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in U.S. federal and state courts in the Borough of Manhattan in the City and County of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

(c) Service of any process, summons, notice or document by mail to such party’s address set forth in Section 12 hereof shall be effective service of process for any suit, action or other proceeding brought in any such Specified Court.

22. Entire Agreement.

(a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the Offering, represents the entire agreement between the Company and the Underwriters with respect to the preparation of the Preliminary Prospectus, the Prospectus, the conduct of the Offering, and the purchase and sale of the Offered Securities.

(b) The Company acknowledges that in connection with the offering and sale of the Offered Securities: (i) the Underwriters have acted at arm’s- length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company, (iv) the Company’s engagement of the Underwriters in connection with the Offering and the process leading up to the Offering is as independent contractors and not in any other capacity and (v) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the Offering.

23. Recognition of the U.S. Special Resolution Regimes.

In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriters are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

24. Servicemarks. The Company and the Underwriters acknowledge and agree that the Representative is the sole and exclusive owner of the names and marks SAILSM, and SAIL and STAKEHOLDER ALIGNED INITIAL LISTINGSM (the “Marks”). The Company and the Underwriters shall use the Marks at a level of quality and in a manner reasonably requested or approved by the Representative from time to time, and shall not do anything that reflects negatively upon or otherwise harms the goodwill or reputation of the Marks.

25. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean 5:30 p.m. (New York time) on the date of this Agreement.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Liquidation” shall mean the distributions of the Trust Account to the Public Shareholders in connection with the redemption of Ordinary Shares held by the Public Shareholders pursuant to the terms of the Memorandum of Association and the Bye-laws, as applicable, if the Company fails to consummate a Business Combination.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 2(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Offered Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statements referred to in paragraph 2(a) above, including exhibits and financial statements and any prospectus and prospectus supplement relating to the Offered Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158,” “Rule 163B,” “Rule 172,” “Rule 405,” “Rule 419,” “Rule 424(b),” “Rule 430A,” “Rule 433,” “Rule 433(h)” and “Rule 462(b)” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Offered Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the Offering covered by the registration statement referred to in Section 2(a) hereof.

“Statutory Prospectus” shall mean (i) the Preliminary Prospectus dated November 15, 2021, relating to the Offered Securities and (ii) the Time of Delivery Information, if any, set forth on Schedule II hereto.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (i) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Pages Follow]

If the foregoing is in accordance with the Representative’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

ST ENERGY TRANSITION I LTD.

By:	/s/ Gunnar W. Eliassen
Name: Gunnar W. Eliassen
Title: Chief Executive Officer

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

MORGAN STANLEY & CO. LLC, acting on behalf of itself and as the Representative of the several Underwriters

By:	/s/ James J. Watts
Name: James J. Watts
Title: Executive Director

DNB MARKETS, INC., as an Underwriter

By:	/s/ Jae Kwon
Name: Jae Kwon
Title: Managing Director

By:	/s/ Daniel Hochstadt
Name: Daniel Hochstadt
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Firm Securities
Morgan Stanley & Co. LLC	23,125,000
DNB Markets, Inc.	1,875,000

Total	25,000,000

SCHEDULE II

TIME OF DELIVERY INFORMATION

ST Energy Transition I Ltd. priced 25,000,000 SAILSM Securities at $10.00 per SAILSM Security, plus an additional 3,750,000 SAILSM Securities if the underwriters exercise their over-allotment option in full.

The units will be issued pursuant to an effective registration statement that has been previously filed with the U.S. Securities and Exchange Commission.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities law of any such state or jurisdiction.

Copies of the prospectus related to this offering may be obtained from Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, New York, New York 10014 or by e-mail to prospectus@morganstanley.com.

SCHEDULE III

SCHEDULE OF WRITTEN TESTING-THE-WATERS COMMUNICATIONS

Reference is made to the materials used in the testing-the-waters presentation made to potential investors by ST Energy Transition I Ltd., to the extent such materials are deemed to be a “written communication” within the meaning of Rule 405 under the Securities Act of 1933, as amended.

EXHIBIT A

FORM OF PRESS RELEASE

ST Energy Transition I Ltd. Announces Pricing of $250 Million Initial Public Offering

BERMUDA, December 2, 2021 – ST Energy Transition I Ltd. (the “Company”) announced today the pricing of 25,000,000 Stakeholder Aligned Initial Listing, or SAILSM security, at a price of $10.00 per SAILSM security. The SAILSM securities will be listed on the New York Stock Exchange and trade under the ticker symbol “STET.U” beginning December 3, 2021.

The Company was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination with a target in any industry or geographic location, it intends to focus its search on opportunities that contribute in positive ways towards energy transition and clean energy technology.

The Company’s board is led by John Fredriksen, chairperson, and includes independent directors Ole-Eirik Lerøy, Cato Stonex, James O’Shaughnessy, Tore Myrholt and Annika Sigfrid. Gunnar Eliassen is the Chief Executive Officer of the Company and Jan Erik Klepsland is the Chief Financial Officer of the Company.

Each SAILSM security consists of one Class A share and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A share at a price of $11.50 per share. Once the securities constituting the SAILSM securities begin separate trading, the Class A shares and warrants will be listed on the New York Stock Exchange under the symbols “STET” and “STETWS,” respectively.

Morgan Stanley is acting as sole bookrunning manager and joint lead manager and DNB Markets is acting as joint lead manager in the offering. The Company has granted the underwriters a 45-day option to purchase up to 3,750,000 additional SAILSM securities at the initial public offering price to cover over-allotments, if any.

The initial public offering is being made only by means of a prospectus. When available, copies of the prospectus relating to the offering may be obtained for free from the U.S. Securities and Exchange Commission website (http://www.sec.gov), and Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, New York, New York 10014 or by e-mail to prospectus@morganstanley.com.

A registration statement relating to the securities sold in the initial public offering has been declared effective by the U.S. Securities and Exchange Commission on December 2, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary note regarding forward-looking statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and the anticipated use of the net proceeds thereof. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Media contact:

Gunnar Eliassen

Email address: gunnar.eliassen@seatankersmgt.com

Tel: +1 (441) 295-6935

SOURCE: ST Energy Transition I Ltd.